EX-99.B-77I

                             W&R TARGET FUNDS, INC.


SUB-ITEM 77I:  Terms of new or amended securities

W&R Target Funds, Inc. Energy Portfolio

Prospectus offering shares of Energy Portfolio, a new series of the Registrant, was filed with the Securities and Exchange Commission by EDGAR on April 28, 2006 in Post-Effective Amendment No. 42 to the Registration Statement on Form N1-A, and is incorporated by reference herein.